Exhibit 99.1

Arcellx Provides First Quarter 2025 Financial Results and Business Highlights

— iMMagine-1 data accepted for Oral Presentation at EHA —

— iMMagine-3 study updated to include MRD negativity as a dual primary endpoint —

— Added two new Board members with commercial and operational expertise —

— Ended the quarter with $565M in cash, which is expected to fund operations into 2028 —

REDWOOD CITY, Calif., May 8, 2025 (BUSINESS WIRE) — Arcellx, Inc. (NASDAQ: ACLX), a biotechnology company reimagining cell therapy through the development of innovative immunotherapies for patients with cancer and other incurable diseases, today reported business highlights and financial results for the first quarter ended March 31, 2025.

“Delivering therapies that can positively impact patients’ lives is our mission,” said Rami Elghandour, Arcellx’s Chairman and Chief Executive Officer. “We are pleased that minimal residual disease negativity has been added as a dual primary endpoint to the iMMagine-3 protocol in addition to progression-free survival. This addition is in line with the feedback provided by the Oncologic Drug Advisory Committee to the Food and Drug Administration during the March 2024 ODAC meeting, and we believe this is a significant advancement for multiple myeloma patients that will allow impactful therapies to reach patients earlier, saving more lives. Additionally, we are on track to present updated data on all 117 patients dosed in iMMagine-1 at the European Hematology Association meeting on Saturday, June 14, 2025, in Milan. As we accelerate toward becoming a commercial organization with the planned launch of anito-cel in 2026, we added two Board members, Andrew Galligan and Kristin Myers, who bring relevant launch and scale expertise. It’s an inspiring time at Arcellx! We continue to attract outstanding talent who recognize the opportunity to play a part in advancing our category-defining therapy and value our diverse and inclusive culture, which allows them to do what they do best every day. I’m proud to work alongside such a talented team as we build on our unique culture while keeping patients centered at the core of what we do.”

Recent Business Progress

•	iMMagine-1 data accepted for oral presentation at the European Hematology Association Congress.

Date: Saturday, June 14, 2025

Time: 17:00-18:15 CEST

Session: Treatment of Relapsed and/or Multiple Myeloma

•

Minimal Residual Disease (MRD) negativity was added as a dual primary endpoint in addition to progression-free survival in the global Phase 3, randomized controlled iMMagine-3 clinical study. The iMMagine-3 study was initiated in the second half of 2024 at approximately 130 study sites across North America, Europe, and the rest of the world. Anito-cel is partnered with Kite, a Gilead Company.

•	Appointed Andrew Galligan and Kristin Myers to Board of Directors.

Most recently, Mr. Galligan served as Chief Financial Officer at Nevro Corp., a medical device company in the implantable spinal cord stimulation market. During his 10-year tenure at Nevro, he built the finance and operations group from commercial launch and drove year-over-year revenue growth. Prior to that, he was Vice President, Finance, and Chief Financial Officer at Ooma, Inc., where he currently serves as a board member. Before that, he served in the same executive capacity at Reliant Technologies, Inc. and helped complete the acquisition of the company by Thermage, Inc. Mr. Galligan’s biotechnology industry executive experience also includes senior financial leadership roles at Metrika Inc. (acquired by Bayer), Corcept Therapeutics Incorporated, and Amira Medical (acquired by Roche). He holds a Business Studies degree from Trinity College, Dublin University, Dublin, Ireland and is a Fellow of the Irish Institute of Chartered Accountants.

Ms. Myers brings 20+ years of healthcare experience, including senior leadership roles across the payer, provider and medtech sectors. Currently, she serves as the Chief Operating Officer at Blue Cross Blue Shield Association, leading strategic, operational and technology teams to support the BCBS System. Prior to this, Ms. Myers founded and led Hopscotch Primary Care as the CEO, standing up primary care centers to serve vulnerable patient populations across rural America. Previously, Ms. Myers held several positions of increasing responsibility at Aetna, beginning as Chief of Staff to the CEO and Chairman, and eventually rising to President of the Great Lakes Region. Ms. Myers’ career also included time in venture capital investing in the healthcare and biotech sectors. She holds an MBA from Harvard Business School and a BS in Biomedical Engineering from the University of Wisconsin-Madison.

First Quarter 2025 Financial Highlights

Cash, cash equivalents, and marketable securities:

As of March 31, 2025, Arcellx had cash, cash equivalents, and marketable securities of $565.2 million. Arcellx anticipates that its cash, cash equivalents, and marketable securities will fund its operations into 2028.

Collaboration revenue:

Collaboration revenue was $8.1 million and $39.3 million for the quarters ended March 31, 2025 and 2024, respectively, a decrease of $31.2 million. This decrease was primarily driven by completion of dosing and manufacturing of anito-cel in the iMMagine-1 trial in the fourth quarter of 2024.

R&D expenses:

Research and development expenses were $50.8 million and $32.3 million for the quarters ended March 31, 2025 and 2024, respectively, an increase of $18.5 million. This increase was primarily driven by increased costs relating to other clinical and preclinical pipeline programs and increased personnel costs, which includes non-cash stock-based compensation expense.

G&A expenses:

General and administrative expenses were $26.2 million and $22.7 million for the quarters ended March 31, 2025 and 2024, respectively, an increase of $3.5 million. This increase was primarily driven by increased personnel costs, which includes non-cash stock-based compensation expense.

Net income or loss:

Net loss was $62.3 million and $7.2 million for the quarters ended March 31, 2025 and 2024, respectively.

About Arcellx, Inc.

Arcellx, Inc. is a clinical-stage biotechnology company reimagining cell therapy by engineering innovative immunotherapies for patients with cancer and other incurable diseases. Arcellx believes that cell therapies are one of the forward pillars of medicine and Arcellx’s mission is to advance humanity by developing cell therapies that are safer, more effective, and more broadly accessible. For more information on Arcellx, please visit www.arcellx.com. Follow Arcellx on X @arcellx and LinkedIn.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this press release that are not purely historical are forward-looking statements which may include, without limitation, statements regarding: the potential of anito-cel for providing meaningful benefit in patients suffering from multiple myeloma and to change the treatment paradigm in multiple myeloma; the potential impact of anito-cel on rrMM patients and expected clinical profile; anito-cel tolerability and toxicity trends; the potential commercial launch of anito-cel in 2026, subject to FDA approval, in partnership with Kite; Arcellx’s ability to deliver cell therapies that will meet the key expectations of patients and clinicians and serve the multiple myeloma community; the potential benefits of an additional primary endpoint in the iMMagine-3 study; the potential benefits of the additional Board members; the expectation that Arcellx’s cash, cash equivalents, and marketable securities will fund its operations into 2028; and trends relating to Arcellx’s development pipeline and organizational growth. The forward-looking statements contained herein are based upon Arcellx’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. These forward-looking statements are neither promises nor guarantees and are subject to a variety of risks and uncertainties, including risks that may be found in the section entitled Part II, Item 1A (Risk Factors) in the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the Securities and Exchange Commission (SEC) on or about the date hereof, and the other documents that Arcellx may file from time to time with the SEC. These forward-looking statements are made as of the date of this press release, and Arcellx assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

ARCELLX, INC.

SELECTED CONSOLIDATED BALANCE SHEET DATA

(in thousands)

	March 31, 2025	December 31, 2024
Cash, cash equivalents, and marketable securities	$565,207	$625,652
Total assets	648,082	711,327
Total liabilities	231,176	256,535
Total stockholders’ equity	416,906	454,792

ARCELLX, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenue	$8,129	$39,256
Operating expenses:
Research and development	50,801	32,318
General and administrative	26,226	22,748

Total operating expenses	77,027	55,066

Loss from operations	(68,898)	(15,810)
Other income, net	6,628	8,612

Loss before income taxes	(62,270)	(7,198)
Income tax expense	—	—

Net loss	(62,270)	(7,198)
Other comprehensive loss:
Unrealized loss on marketable securities	(199)	(1,059)

Comprehensive loss	$(62,469)	$(8,257)

Net loss per share attributable to common stockholders—basic and diluted	$(1.13)	$(0.14)

Weighted-average common shares outstanding—basic and diluted	55,256,464	52,757,973

Contacts:

Investors:

Myesha Lacy

ir@arcellx.com

510-418-2412

Media:

Andrea Cohen

Sam Brown LLC

andreacohen@sambrown.com

917-209-7163

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